UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3477 Corporate Parkway, Suite 140
Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Sq.
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of TechPrecision Corporation (the “Company”) approved certain restricted common stock grants to Richard Fitzgerald and other members of the Company’s finance team in recognition of their service to the Company.

Mr. Fitzgerald was granted an award of 90,000 shares of restricted common stock of the Company (“Common Stock”) pursuant to the TechPrecision Corporation 2006 Long-Term Incentive Plan, as amended (the “Plan”), which vests in three equal installments.  Assuming Mr. Fitzgerald remains employed by the Company at the time of each vesting event, vesting shall occur upon the timely completion of a new financing that provides adequate liquidity to the Company for one year; upon timely filing of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014 with no material weaknesses; and upon one year from the date of grant.  The terms of Mr. Fitzgerald’s award are set forth in an award agreement which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Additional grants of restricted common stock in an aggregate of 90,000 shares of Common Stock were made to other members of the Company’s finance team, each pursuant to the Plan with vesting terms identical to such terms in the grant to Mr. Fitzgerald.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2014	By:	/s/ Richard Fitzgerald
	Name:	Richard Fitzgerald
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Form of Restricted Stock Award Agreement